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                                                                  Exhibit 99.9

                        CHEMICAL BANKING CORPORATION

        SPECIAL MEETING OF STOCKHOLDERS -- DECEMBER 11, 1995 AT 10:00 A.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Chemical Banking Corporation ("Chemical") hereby appoints Shirley Strum Kenny, John J. Lynagh and Stanley van den Heuvel the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Stockholders of Chemical to be held December 11, 1995, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Chemical which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meeting.

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Please indicate on the reverse side of this card how your stock is to be voted.
UNLESS YOU SPECIFICALLY DIRECT OTHERWISE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS (1) AND (2). UNLESS EACH OF PROPOSAL (1) AND PROPOSAL (2) ARE APPROVED BY THE STOCKHOLDERS OF CHEMICAL, NEITHER PROPOSAL
WILL BE ADOPTED.

                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

(1) Approval and adoption of the Agreement and Plan      For  Against  Abstain
    of Merger, dated as of August 27, 1995, relating
    to the merger of The Chase Manhattan Corporation     / /    / /     / /
    with and into Chemical.

(2) Approval of the amendment and restatement of         For  Against  Abstain
    Chemical's Restated Certificate of Incorporation
    to provide that Chemical will have the authority
    to issue an aggregate of up to 750,000,000 shares    / /   / /     / /
    of Common Stock and to make certain other technical amendments described in the Joint Proxy Statement/
    Prospectus.


NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Pleas sign, date and return the proxy card promptly using the enclosed envelope.

Dated: -------------------------------------------------------------------, 1995

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                                   Signature

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                          (Signature if held jointly)

                  "PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                  PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

                              FOLD AND DETACH HERE